                                                                    Exhibit 23.3

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan of Bottomline Technologies (de), Inc. of our report dated November 10, 2000 with respect to the financial statements of Checkpoint Security Services Limited, for the year ended April 30, 1998 included in Bottomline Technologies (de), Inc.'s Current Report on Form 8-K/A, dated November 13, 2000, filed with the Securities and Exchange Commission.


                                            /s/ Smith & Williamson

November 10, 2000
Guildford, England